The Reader's Digest Association, Inc.
Media: William Adler, (914) 244-7585  william.adler@rd.com
Investor Relations: Richard Clark, (914) 244-5425 richard.clark@rd.com



   Reader's Digest Association Announces 1Q Fiscal 2005 Results;
 Includes Previously Announced Change in Expensing of Promotions;
        RD North America and International Profits Improve

PLEASANTVILLE, NY, October 28, 2004 - The Reader's Digest Association, Inc. (NYSE: RDA) today reported a loss of $(0.31) per share for the first quarter of Fiscal 2004 ended September 30, 2004. Results included a non-cash charge of $(0.17) per share for amortization of previously deferred magazine promotion expenses and an estimated $(0.05) per share related to the timing of expensing first quarter promotion costs as incurred versus deferring such costs, the company's practice last year. In Fiscal 2004, the first-quarter loss was $(0.14) per share. The Fiscal 2005 variance was attributable to the two promotion-expense items, partly offset by stronger operating results in both the RD North America and RD International business segments.

      Revenues were $490 million versus $495 million in the Fiscal 2004 quarter. The company reported an operating loss of $(36) million, which included $(25) million of amortization of previously deferred magazine promotion expenses and an estimated $(7) million in promotion expense timing impact. Last year, the company reported a first-quarter operating loss of $(13) million.

      "Overall, operating results were better than our expectations and significantly better than last year's when adjusted for the change to expensing previously deferred promotion costs as incurred," said Thomas O. Ryder, Chairman and Chief Executive Officer. "Our core businesses in RD North America and RD International continue to show increasing strength. QSP and Books Are Fun are operating in competitive environments and addressing their respective challenges."

      The company's first quarter is historically not the most significant and typically has a loss as RDA gears up for its fall and winter selling seasons. Factors contributing to the year-over-year variance in reported results for the first quarter include:

  - A $3 million increase in operating profits at RD North America, which improved by 27 percent despite an estimated incremental $(5) million of timing-related magazine promotion expense.
  - A $2 million increase in operating profits at RD International, which improved from a loss of $(1) million despite an estimated incremental $(2) million of timing-related magazine promotion expense.
  -   A $(3) million increase in losses at CBS.
  -   A $1 million improvement in corporate unallocated expense.
  - A $(25) million non-cash charge related to amortization of a portion of the deferred magazine promotion expenses on the books as of June 30, 2004.
  - A $(3) million increase in expenses in other income/(expense), net, reflecting $4 million in proceeds from asset sales in prior year results.

      Free cash flow (change in cash before the change in total borrowings, dividends, share repurchases, divestitures and acquisitions) was a use of $(87) million, versus a use of $(71) million in the year-ago quarter. The company historically uses significant cash in the first quarter in preparation for the fall and winter selling seasons at Books Are Fun (BAF) and QSP. The increase in use was attributable to timing of working capital and to incremental cash flow in the Fiscal 2004 quarter from the sale of Schoolpop, Inc., and LookSmart, Ltd. shares.

      As previously announced, effective July 1, 2004 the company changed its accounting for magazine direct-response promotion costs and began expensing costs as incurred, versus the previous practice of deferring and amortizing much of those costs. This change was precipitated by changes in the company's magazine business and by new initiatives the company is undertaking. In connection with this change, a non-cash charge of $(27) million was taken to reflect amortization of a portion of the total existing deferred promotion expense balance at June 30 of $(104) million. The remaining balance of $(77) million, or $(0.49) per share, will be amortized over Fiscal 2005, with the first-quarter impact being $(25) million, or $(0.17) per share. All of these amounts are non-cash. Excluding this amortization, the change is expected to have a minimal impact on the full fiscal year but will result in timing differences in year-to-year quarter comparisons. These timing differences will result in unfavorable comparisons in the first half and favorable comparisons in the second.

      Other Income and Expense, Net
      Other income and expense, net was $(11) million this quarter, unfavorable by $(3) million compared with last year.
Net interest expense was $(11) million in this quarter and in the year-ago quarter. The average cost of borrowings this quarter was 4.8 percent versus 4.0 percent in the year-ago quarter. In addition, last year's results included a gain of $3 million from the sale of Schoolpop, Inc. and a gain of $1 million on the sale of the company's remaining shares in LookSmart, Ltd.

      Outlook
      The company continues to expect full-year Fiscal 2005 earnings per share to be in line with the Previously Announced Fiscal 2005 Guidance of $0.77 to $0.87, not including amortization for deferred magazine promotions costs ($(0.49) per share) and special items (including restructuring charges).

       Reconciliation of Previously Announced
       Fiscal 2005 Guidance                                   EPS
       Previously Announced Fiscal 2005 Guidance         $0.77 - $0.87
       Add:
            Amortization of existing magazine deferred
              promotion asset as of June 30, 2004               $(0.49)
                                                         -------------
                Earnings per share                       $0.28 - $0.38
                                                         =============

                            Segment Information

                                        Fiscal 2005  Fiscal 2004   Better/
In millions                              Quarter 1    Quarter 1    (Worse)
                                            (a)          (a)
Revenues:
  Reader's Digest North America            $ 210       $ 210       $  --
  Reader's Digest International              215         216          (1)
  Consumer Business Services                  71          75          (4)
  Intercompany eliminations                   (6)         (6)         --
                                           -----       -----       -----
    Total revenues                         $ 490       $ 495       $  (5)

Operating Profit (Loss):
  Reader's Digest North America            $  13       $  10       $   3
  Reader's Digest International                1          (1)          2
  Consumer Business Services                 (16)        (13)         (3)
  Corporate Unallocated                       (9)        (10)          1
  Deferred Promotion Amortization            (25)         --         (25)
                                           -----       -----       -----
   Total operating profit/(loss)           $ (36)      $ (13)      $ (23)


      (a) Certain amounts do not recalculate due to rounding.

      Reader's Digest North America (RDNA)
      In the first quarter, revenues for RDNA were $210 million, flat to last year. Results largely reflect increases at Reiman, financial services and Canada offset by lower revenues at U.S. BHE related to a reduction in unprofitable marketing activities including telemarketing at Reader's Digest Young Families and planned lower circulation sales at Reader's Digest magazine.
This segment now includes results from the financial services and Young Families businesses (see "Segment Composition").

      Operating profits improved by 27 percent in the quarter to $13 million despite an estimated incremental $(5) million in promotion expense timing in the current year's quarter. The improvement marks the 10th consecutive quarter of year-over-year gains in profits at RDNA. Profits improved across nearly all units within the segment. The strongest drivers were improved profits at Reiman's book business, increased subscriber profitability at Reader's Digest magazine, a one-time fee in financial services related to the termination of a partnership agreement, improved profitability at Young Families, higher advertising sales at Selecciones, The Family Handyman and Reader's Digest Large Print, and continued profit improvement at U.S. BHE.

      Reader's Digest International (RDI)
      In the first quarter, RDI revenues were $215 million, versus $216 million in the year-ago period. Operating profits improved to $1 million, despite an estimated $(2) million in incremental promotion expense timing, versus a loss of $(1) million in last year's quarter. Excluding the effects of foreign currency translation, revenues declined by 8 percent. Profits improved in most international markets, led by gains in the larger markets--Germany, Australia, the United Kingdom, France and Poland. Most markets benefited from lower operating costs and improved marketing execution. These improvements were partially offset by further investment in new initiatives launched last year including new market launches in Romania, Croatia, Slovenia and Ukraine, which are all performing ahead of internal expectations. The company also invested in tests of a Reiman-style magazine in Brazil and a new "English as a Second Language" product in several markets.

      Consumer Business Services (CBS)
      Revenues at Consumer Business Services were $71 million in the quarter, a decline of 5 percent, and the operating loss was $(16) million versus a loss of $(13) million last year. The first quarter is typically the smallest for CBS as BAF and QSP invest in preparation for the fall and winter selling seasons. Revenues at QSP grew slightly on higher magazine subscription sales, while operating losses increased, driven by higher campaign investment and sales force expansion. BAF revenues and profits were off compared to last year, principally because of fewer events in schools. The decline in school events reflects higher sales force turnover, delayed school openings (Labor Day fell one week later than last year), and school closures because of hurricanes in the southeastern United States.

      Corporate Unallocated
      Corporate unallocated expenses were $(9) million in the quarter versus $(10) million in the year-ago quarter. Corporate unallocated expenses include the cost of governance and other centrally managed expenses, as well as the accounting for U.S. pension plans, post-retirement healthcare costs, and executive compensation programs. The favorable variance for the quarter was attributable to higher pension income from the company's U.S. pension plans, partially offset by higher employee related costs.

      Non-GAAP Financial Measures
      The company publicly reports its financial information in accordance with accounting principles generally accepted in the United States (GAAP). To facilitate external analysis of the company's operating performance, the company also presents financial information that may be considered "non-GAAP financial measures" under Regulation G and related reporting requirements promulgated by the Securities and Exchange Commission. Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures. The following non-GAAP financial measures included in this release are used by the company in its internal analysis of the business.

  - Free Cash Flow (change in cash before the change in total borrowings, dividends, share repurchases, divestitures and acquisitions) - Free cash flow is presented to provide period-to-period cash flow trends generated by the business before any discretionary, finance-related uses/sources of cash. It is used by management to reconcile the change in net debt from period to period. Certain amounts do not recalculate due to rounding.

         Reconciliation of Free Cash Flow,         Q1 Fiscal    Q1 Fiscal
         in millions                                 2005          2004

         Reported change in cash per cash flow       $(15)         $ 11
         statement (see Table 4)
         Less:
         Change in total borrowings                    78            87
           Dividends
           Debt financing fees                         (1)           --
             Free Cash Flow (Use) Source             $(87)         $(71)


  - Net Debt (total borrowings less cash and cash equivalents) - Net debt is one of management's measures of leverage and is an approximate measure of the company's debt less amounts the company has the capacity to repay. The company typically manages its cash and debt by using any "excess" cash (i.e., cash in excess of a desired on-hand amount) to make principal payments on its outstanding debt.

  - Previously Announced Fiscal 2005 Guidance (earnings per share before the effects of the change in accounting for magazine deferred promotion costs and special items, including restructuring charges) - The Previously Announced Fiscal 2005 Guidance represented the company's full-year earnings per share guidance, excluding final resolution of the treatment of its existing magazine deferred promotion asset (which was not determinable at that time), and special items (including restructuring charges). Subsequent to this date, the company finalized the accounting for magazine deferred promotion costs. Previously Announced Fiscal 2005 Guidance is presented to facilitate an understanding of the impact of the company's change in magazine deferred promotion accounting on its guidance. Management uses Fiscal 2005 Guidance to assess the company's actual performance relative to its full-year expectations on a per-share basis. A reconciliation of this amount is included in the "Outlook" section, above.


      The company will host a conference call with financial analysts to discuss the company's first quarter results on Thursday, October 28, 2004 at 8:30 a.m. EST. The company invites investors to listen to the webcast of the conference call at the company's Investor Relations Web site, www.rd.com/investors.
This will also include a reconciliation of non-GAAP financial measures that may be disclosed on the conference call or from time to time in other oral, webcast or broadcast public announcements by the company. A transcript of the conference call will be posted on www.rd.com/investors.

      Segment Composition
      Effective with the first quarter of Fiscal 2005, the company moved two small businesses, Reader's Digest Young Families and financial services, from Consumer Business Services to the Reader's Digest North America segment to reflect a change in management responsibility. Prior-year results for these segments have been restated for comparability.

      The company reports business results in three segments:

  - Reader's Digest North America - Reader's Digest magazine in the United States and Canada; Reiman Media Group, including magazines Taste of Home, Light & Tasty, Quick Cooking, Backyard Living, Cooking for 2, Birds & Blooms, Country, Country Woman, Country Discoveries, Reminisce, and Farm & Ranch, as well as books, cooking schools, country tours and other enterprises; The Family Handyman, American Woodworker, Reader's Digest Large Print Edition and U.S. Selecciones magazines; Reader's Digest Young Families; financial services marketing alliances; and Select Editions, series and general books, health and home books, and music and video products in the United States and Canada.
  - Consumer Business Services - Books Are Fun, a display marketer in North America selling books, gifts and other items; QSP, Inc. and QSP Canada, schools and youth fundraising companies; and Trade Publishing, comprising adult and children's trade books.
  - Reader's Digest International - Products sold in more than 60 countries outside the United States and Canada, including: Select Editions, series and general books, music, video and Young Families products; Reader's Digest magazine in 48 editions and 19 languages, Special Interest magazines in the Czech Republic; The Family Handyman in Australia; Books Are Fun operations in France, Mexico and Spain; and financial services marketing partnerships and other initiatives in more than 30 countries.


      The Reader's Digest Association, Inc. is a global publisher and direct marketer of products that inform, enrich, entertain and inspire people of all ages and cultures around the world. Global headquarters are located at Pleasantville, New York. The company's main Web site is www.rd.com.

      This release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual future results and occurrences to differ materially from the forward-looking statements. The Reader's Digest Association, Inc.'s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K, contain a discussion of additional factors that could affect future results and occurrences.
Reader's Digest does not undertake to update any forward-looking statements.

                                                                                               Table 1 of 4


                              The Reader's Digest Association, Inc. and Subsidiaries
                                          Consolidated Statements of Income
                                         (In millions, except per share data)
                                                    (unaudited)

                                                                           Three-month period ended
                                                                        September 30, 2004 and 2003 (A)

                                                                          Fiscal Year             Better/
                                                                      2005          2004          (Worse)

Revenues                                                             $490.0        $494.7           (1%)

Product, distribution and editorial expenses                         (203.0)       (208.3)           3%
Promotion, marketing and administrative expenses                     (322.9)       (299.9)          (8%)
Other operating items, net                                               --            --            --
                                                                     ------        ------          ----
Operating loss                                                        (35.9)        (13.5)          N/M

Other income and (expense), net (B)                                   (11.0)         (7.6)         (45%)
                                                                     ------        ------          ----
Loss before income tax benefit                                        (46.9)        (21.1)          N/M

Income tax benefit (provision)                                         16.6           7.6           N/M
                                                                     ------        ------          ----
Net loss                                                             ($30.3)       ($13.5)          N/M
                                                                     ======        ======          ====

Basic and diluted loss per share:
   Weighted average common shares outstanding                          97.3          97.0

   Basic and diluted loss per share                                  ($0.31)       ($0.14)          N/M
                                                                     ======        ======          ====
Dividends per common share                                            $0.05         $0.05            --


(A)  RDA reports on a fiscal year beginning July 1.  The three-month periods ended September 30, 2004 and 2003 are the first fiscal quarters of fiscal year 2005 and fiscal year 2004, respectively. Operating results for any interim period are not necessarily indicative of the results for an entire year.

(B)  Other (expense) income, net for the three-month period ended September 30, 2003, included a $2.7 million gain from the company's share of the proceeds from the merger of Schoolpop, Inc. and a $0.8 million gain on the sale of its remaining shares in LookSmart, Ltd.

N/M - Not meaningful.




                                                                                         Table 2 of 4
                The Reader's Digest Association, Inc. and Subsidiaries
                  Revenues and Operating Profit by Operating Segments
                                      (In millions)
                                        (unaudited)

                                                        Three-month period ended
                                                    September 30, 2004 and 2003 (A)

                                                        Fiscal Year
                                                                 Restated (B)     Better/
                                                   2005              2004        (Worse)

Revenues

Reader's Digest North America                     $209.7            $210.0          --

Reader's Digest International                      214.8             215.8          --

Consumer Business Services                          71.4              75.3          (5%)

Intercompany eliminations (C)                       (5.9)             (6.4)          8%
                                                  ------            ------         ---

Total Revenues                                    $490.0            $494.7          (1%)
                                                  ======            ======         ===

Operating profit (loss)

Reader's Digest North America                      $13.2             $10.4          27%

Reader's Digest International                        0.7              (1.2)        158%

Consumer Business Services                         (15.9)            (12.7)        (25%)

Corporate unallocated (D)                           (8.5)            (10.0)         15%
                                                  ------            ------         ---

                                                  ($10.5)           ($13.5)         22%

Deferred promotion amortization (E)                (25.4)               --          N/M
                                                  ------            ------         ---

Total operating loss                              ($35.9)           ($13.5)         N/M
                                                  ======            ======         ===


(A)  RDA reports on a fiscal year beginning July 1.  The three-month periods ended September 30, 2004 and 2003 are the first fiscal quarters of fiscal year 2005 and fiscal year 2004, respectively. Operating results for any interim period are not necessarily indicative of the results for an entire year.

(B)  The results for fiscal 2004 have been restated for the movement of the Young Families and Financial
Services businesses from the Consumer Business Services segment to the Reader's Digest North America segment.

(C)  In the normal course of business, the company's segments enter into transactions with one another.
These intercompany transactions are recorded by each segment at amounts as if the transactions were with third parties and, therefore, affect segment performance. Operating segment revenues, above, are presented gross before intercompany eliminations.  However, intercompany revenues and associated expenses are eliminated in consolidation and are not reflected in the company's consolidated results.

(D) Corporate unallocated expenses include the cost of governance and other centrally managed expenses, as well as the accounting for U.S. pension plans, post-retirement healthcare costs, and executive compensation programs which are not allocated to the operating segments. Governance and centrally managed expenses include costs such as corporate finance and general management, investor and public relations, legal, treasury, and any related information technology and facility costs utilized by these departments.

(E) The deferred promotion amortization of $(25.4) million reflects the expensing of the deferred magazine promotion asset as of June 30, 2004.

N/M - Not meaningful.



                                                                                                               Table 3 of 4
                               The Reader's Digest Association, Inc. and Subsidiaries
                                            Consolidated Balance Sheets
                                  As of September 30, 2004 and June 30, 2004
                                                (In millions)
                                                 (unaudited)


                                                                             September 30,     June 30,
                                                                                 2004            2004
Assets
      Cash and cash equivalents                                               $   35.6        $   50.3
      Accounts receivable, net                                                   269.6           229.0
      Inventories                                                                205.8           152.0
      Prepaid and deferred promotion costs                                       108.0           106.9
      Prepaid expenses and other current assets                                  188.0           152.1
                                                                              --------        --------

Total current assets                                                             807.0           690.3

      Property, plant and equipment, net                                         155.0           155.8
      Goodwill                                                                 1,009.8         1,009.5
      Other intangible assets, net                                               164.5           173.9
      Other noncurrent assets                                                    393.5           413.2
                                                                              --------        --------

Total assets                                                                  $2,529.8        $2,442.7
                                                                              ========        ========

Liabilities and Stockholders' Equity
      Loans and notes payable                                                 $  177.2        $   83.9
      Accounts payable                                                           119.0           110.6
      Accrued expenses                                                           264.6           268.7
      Income taxes payable                                                        16.4            15.5
      Unearned revenue                                                           426.3           403.4
      Other current liabilities                                                   10.9            10.2
                                                                              --------        --------

Total current liabilities                                                      1,014.4           892.3

      Postretirement and postemployment benefits other than pensions             116.8           119.5
      Unearned revenues                                                          138.6           129.3
      Long-term debt                                                             622.2           637.7
      Other noncurrent liabilities                                               203.0           200.8
                                                                              --------        --------

Total liabilities                                                              2,095.0         1,979.6

      Capital stock                                                               12.6            17.8
      Paid-in capital                                                            206.9           210.1
      Retained earnings                                                        1,295.0         1,330.4
      Accumulated other comprehensive (loss) income                              (84.7)          (89.4)
      Treasury stock, at cost                                                   (995.0)       (1,005.8)
                                                                              --------        --------

Total stockholder's equity                                                       434.8           463.1
                                                                              --------        --------

Total liabilities and stockholder's equity                                    $2,529.8        $2,442.7
                                                                              ========        ========




                                                                                              Table 4 of 4
                 The Reader's Digest Association, Inc. and Subsidiaries
                     Consolidated Condensed Statements of Cash Flows
                  Three-month periods ended September 30, 2004 and 2003
                                      (In millions)
                                       (unaudited)

                                                                        Three-month period ended
                                                                             September 30, (A)
                                                                          2004             2003

Cash flows from operating activities
Net loss                                                                 ($30.3)         ($13.5)
Depreciation and amortization                                              15.1            16.1
Magazine deferred promotion charge                                         25.4              --
Amortization of debt issuance costs                                         1.0             1.3
Stock-based compensation                                                    3.1             2.9
Net gain on marketable securities and sales of certain
assets                                                                       --            (3.5)
Changes in current assets and liabilities
     Accounts receivable, net                                             (36.6)          (25.6)
     Inventories                                                          (52.4)          (45.6)
     Unearned revenues                                                     19.2            29.1
     Accounts payable and accrued expenses                                  1.3             2.4
     Other, net                                                           (38.3)          (63.7)
Changes in noncurrent assets and liabilities                                8.0            31.0
                                                                         ------          ------
Net change in cash due to operating activities                            (84.5)          (69.1)
                                                                         ------          ------

Cash flows from investing activities
Proceeds from maturities and sales of marketable securities                  --             0.8
                                                                                             --
Purchases of marketable securities and investments                           --            (1.3)
                                                                                             --
Proceeds from other long-term investments                                    --             2.7
Proceeds from sales of property, plant and equipment                        0.1             0.1
Capital expenditures                                                       (3.2)           (4.0)
                                                                         ------          ------
Net change in cash due to investing activities                             (3.1)           (1.7)
                                                                         ------          ------

Cash flows from financing activities
Proceeds / (repayments) of revolving credit and short-term
debt, net                                                                  85.8           105.0
Repayments of term loan                                                    (8.0)          (18.1)
Dividends paid                                                             (5.2)           (5.2)
Payments of debt financing costs                                           (0.5)             --
Proceeds from employee stock purchase plan and exercise
of stock options                                                            0.1              --
Other, net                                                                   --              --
                                                                         ------          ------
Net change in cash due to financing activities                             72.2            81.7
                                                                         ------          ------

Effect of exchange rate changes on cash                                     0.7             0.5

                                                                         ------          ------
Net change in cash and cash equivalents                                   (14.7)           11.4
                                                                         ------          ------

Cash and cash equivalents at beginning of period                           50.3            51.3
                                                                         ------          ------

Cash and cash equivalents at end of period                                $35.6           $62.7
                                                                         ======          ======

(A)  RDA reports on a fiscal year beginning July 1.  The three-month periods ended September 30, 2004 and 2003 are the first fiscal quarters of fiscal year 2005 and fiscal year 2004, respectively. Operating results for any interim period are not necessarily indicative of the results for an entire year. In some instances, prior year amounts have been reclassified to conform to the current year presentation.
